HomeStreet, Inc. Reports Third Quarter 2018 Results

Key highlights and developments for third quarter 2018:

•
Continued strong performance in our Commercial and Consumer Banking segment with record quarterly net income of $16.6 million compared with $11.9 million in the second quarter of 2018 and $14.0 million in the third quarter of 2017

•
Growth in loans held for investment to $5.05 billion, an increase of $142.2 million, or 3%, from $4.90 billion at June 30, 2018, and an increase of $707.0 million, or 16%, from $4.34 billion at September 30, 2017

•	Total noninterest expenses decreased $20.1 million from $114.7 million in the third quarter of 2017 to $94.6 million in the third quarter of 2018 partly as a result of our cost savings initiatives

•	Completed the previously announced consolidation of two retail deposit branches in Eastern Washington

•
Single family mortgage banking operations were adversely affected by the imbalance of closed loan volume relative to interest rate lock volume due to the reduction of production personnel resulting from our previously announced restructuring

SEATTLE – October 22, 2018 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $11.8 million, or $0.44 per diluted share for the third quarter of 2018, compared with net income of $7.1 million, or $0.26 per diluted share for the second quarter of 2018, and $13.8 million, or $0.51 per diluted share for third quarter of 2017. Core net income(1) for the third quarter of 2018 was $12.3 million, or $0.45 per diluted share, compared with core net income(1) of $12.5 million, or $0.46 per diluted share, for the second quarter of 2018, and $16.6 million, or $0.61 per diluted share, for the third quarter of 2017.
In the third quarter of 2018, HomeStreet completed the Mortgage Banking segment restructuring announced in the second quarter of 2018, as well as other cost savings initiatives, including the closure of nine single family home loan centers. Additional restructuring expenses recorded in the third quarter of 2018 include $524 thousand in pre-tax restructuring expenses related to these actions.

While the restructuring and other initiatives reduced noninterest expense, they also contributed to a decrease in single family mortgage interest rate lock commitments in the third quarter of 2018 as compared to the second quarter of 2018 and third quarter of 2017. However, during the third quarter of 2018 we did not realize a corresponding decrease in single family closed loan volume because third quarter volume included loans we closed from the pipeline of loans that had been originated by the production personnel released as part of the restructuring announced in the second quarter of 2018.

(1) For notes on non-GAAP financial measures see the end of this press release.

“During the third quarter of 2018 we made significant progress on our long-term strategy to build a better HomeStreet,” said Mark K. Mason, Chairman, President, and Chief Executive Officer. “Our Commercial and Consumer Banking segment achieved record net income for the quarter. This was in the face of a continued flat yield curve that pressured our net interest margin. Loans held for investment grew 3% during the quarter and asset quality remained strong, with our ratio of nonperforming assets at 0.15% of total assets at quarter end. Additionally, increasing market interest rates and seasonal withdrawal of funds from business accounts slowed core deposit growth this quarter.”
“The mortgage banking industry remains at a low point in its cycle, with higher interest rates reducing the volume of refinance mortgages and an ongoing shortage of homes for sale which reduces the volume of purchase mortgages. We continue to make efficiency and process improvements to position the Mortgage Banking segment to be a positive contributor in the near term. During this low point of the mortgage industry cycle, we believe smaller, less efficient, and less well capitalized companies will exit the industry thereby reducing capacity and improving profitability. Over the long term, as volumes and margins increase cyclically, we believe we will be positioned to generate strong returns on equity given our almost 100 year history in the mortgage business and our strong market share in some of the best markets in the United States. It is important to remember that our mortgage banking business also produces and services mortgages and home equity lines of credit for our balance sheet, comprising 28% and 11%, respectively, of our loans held for investment. These loans are a significant source of earnings and balance sheet diversification for our Commercial and Consumer Banking segment.”
"As we execute on our strategy of converting a troubled thrift into a full-service, regional community banking franchise we will continue to consider new and alternative business strategies to improve efficiency and profitability in an effort to maximize shareholder value over the long-run."

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 23, 2018 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and Chief Financial Officer, will discuss third quarter 2018 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10124255 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10124255.

The information to be discussed in the conference call will be posted on the Company's web site after the market closes on Monday, October 22, 2018.
About HomeStreet
Now in its 98th year, HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products, and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site located at http://ir.homestreet.com.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry and our expectations about the future regarding recent and planned growth. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow. These limitations and risks include changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; the uncertainty and potentially destabilizing impact on our employees and customers from the recent activity of shareholder activists; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices and the job market; the impact of natural disasters on housing availability; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2017 has been derived from our audited financial statements for the year then ended as included in our 2017 Form 10-K. All financial data should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2017 and the notes to such consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2017, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed the following non-GAAP financial measures: core net income; core diluted income per common share; core efficiency ratios; net income (loss), excluding income tax reform-related items, and acquisition-related and restructuring related items, net of tax, for our Commercial and Consumer Banking Segment and our Mortgage Banking Segment; return on average shareholders' equity, return on average tangible shareholders’ equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items, net of tax, and acquisition-related items, net of tax; tangible book value per share; tangible shareholders' equity and average tangible shareholders’ equity. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We have disclosed core net income; core diluted income per common share; noninterest expense, excluding income tax reform-related items, restructuring-related items, net of tax, acquisition-related items, net of tax; net income, excluding income tax reform-related items, and acquisition-related items and restructuring-related items, net of tax, for our Commercial and Consumer Banking segment; and net income (loss), excluding income tax reform-related items, restructuring-related items, net of tax, for our Mortgage Banking segment to provide comparisons of quarter-to-date fiscal 2018 information to the corresponding periods of fiscal 2017, excluding the impact of the Tax Reform Act related tax benefit, the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses. We also have presented core efficiency ratios, which eliminate costs incurred in connection with these acquisitions. We refer to all of the above measurements as “Core” measurements. We have also presented return on average shareholders' equity, return on average tangible shareholders’ equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items and acquisition-related items, net of tax. We believe all of these measures are useful to investors who are seeking to exclude the Tax Reform Act related tax benefit, the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses, which we recorded in connection with our merger with Orange County Business Bank on February 1, 2016, with our acquisition of two retail deposit branches in Lake Oswego, Oregon on August 12, 2016, two retail deposit branches in Southern California on November 11, 2016 and one retail deposit branch in Southern California on September 15, 2017. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain restructuring-related expenses, as well as acquisition-related revenues and expenses and the impact of the Tax Reform Act tax benefit, that may not be indicative of our expected recurring results of operations.

Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts.

We also have disclosed tangible book value per share of common stock and return on average tangible shareholders’ equity which are non-GAAP financial measures.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.

Below we present a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure.

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	Quarter Ended
(in thousands)	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017

Consolidated results:
Net income	$11,835	$7,099	$5,866	$34,915	$13,839
Impact of income tax reform-related benefit	—	—	—	(23,326)	—
Impact of restructuring-related expenses (recoveries), net of tax	414	5,445	(230)	(169)	2,520
Impact of acquisition-related expenses (recoveries), net of tax	4	3	(39)	47	229
Core net income	$12,253	$12,547	$5,597	$11,467	$16,588

Diluted earnings per common share	$0.44	$0.26	$0.22	$1.29	$0.51
Impact of income tax reform-related benefit	—	—	—	(0.86)	—
Impact of restructuring-related expenses (recoveries), net of tax	0.01	0.20	(0.01)	(0.01)	0.09
Impact of acquisition-related expenses (recoveries), net of tax	—	—	—	—	0.01
Core diluted earnings per common share	$0.45	$0.46	$0.21	$0.42	$0.61